UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2012

NET PROFITS TEN INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167777	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

7956 Gen Luna Street, Quiapo Metro,
Manila, Philippines	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (209)694-4885

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement.

On September 1, 2012, Net Profits Ten Inc. (the “Company”) entered in an Asset Purchase Agreement (the “Agreement”) with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“World Moto”), Chris Ziomkowski, the Chief Technical Officer of World Moto and Paul Giles, the Chief Executive Officer of World Moto. Pursuant to the agreement, the Company has agreed to purchase from World Moto substantially all of the intellectual property and certain other specific assets related to World Moto’s Moto-Meters (the “Assets”). As part of the transaction, Messrs. Ziomkowski and Giles will be the continuing management of the Company. Moto-Meters are devices that provide metering of rides on motor scooters and similar types of transportation vehicles and are being developed by World Moto.

The consideration to be paid for the Assets, at the closing, includes the issuance of an aggregate of shares of common stock representing 60% of the outstanding shares of the Company’s common stock immediately after closing and the assumption of certain outstanding debt which will be converted into shares of common stock at the closing. The common stock issued to World Moto will have an aggregate value of $100,000. All the shares to be issued as the purchase price and the conversion of outstanding debt will be restricted stock.

The Agreement also includes the following material terms:

  Prior to the Closing, the Company will change its corporate name from Net Profits Ten Inc. to World Moto, Inc. or a similar name as is legally available and the management of the Company and World Moto mutually determine.

  As a condition to the Closing, the Company will raise up to $225,000 by selling shares of common stock to investors on a private placement basis, at a price and valuation to be determined, which minimum dollar amount will be reduced by the service fees paid by the Company as noted below and which net funds will not be used to fund the expenses of the acquisition transaction and accumulated expenses of the Company.

  Prior to the Closing, the Company will engage the general services of World Moto for the amount of $17,000 to be paid on September 1, 2012, and $10,000 to be paid on the first of each month commencing October 1, 2012, until the earlier of the Closing Date or December 1, 2012, for a maximum of $47,000 in the aggregate.

  On the Closing Date, Mr. Marlon Liam will appoint Mr. Paul Giles as a director of the Company, and Mr. Liam will resign as a director and officer of the Company. This appointment and resignation will effect a change of control of the Company.

  After the Closing Date, the Company will use its reasonable commercial efforts to raise $1,700,000 in equity capital.

  The common stock received by World Moto on the Closing Date will be subject to a lock-up of one year from and after the Closing Date.

The Agreement contains typical representations and warranties by the Company and World Moto about their business, operations and financial condition, which must be true and correct in all material respects as of the signing of the Agreement and the Closing Date. The Agreement also contains certain conditions to closing typically found in an agreement of this nature. Subject to the satisfaction or waiver of all closing conditions, and obtaining the necessary financing, the Company expects to close the transaction by October 31, 2012.

Item 9.01	Financial Statements and Exhibits

10.1	Asset Purchase Agreement by and among Net Profits Ten Inc., World Moto (Thailand) Co., Ltd., Chris Ziomkowski, and Paul Giles.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NET PROFITS TEN INC.

Date: September 7, 2012	By:	/s/ Marlon Liam
Marlon Liam
President and Director